Exhibit 10.17
AGREEMENT
For
PURCHASE AND SALE
of
CUSTOMER ACCESS LINES
Dated as of February 10,2006
Between
TRINSIC COMMUNICATIONS, INC.
And
ACCESS INTERGRATED NETWORKS, INC.

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TABLE OF CONTENTS
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TABLE OF CONTENTS
(continued)

		Page

12.12.	Amendments	23
12.13.	No Construction Against the Drafting Party	23
12.14.	Entire Agreement; No Third Party Beneficiaries	23

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AGREEMENT FOR PURCHASE AND SALE OF CUSTOMER ACCESS LINES
     This Agreement for Purchase and Sale of Customer Access Lines (this “Agreement”) is made and entered into this 10th day of February, 2006, between Trinsic Communications, Inc., a Delaware Corporation (“Seller”) and Access Integrated Networks, Inc., a Georgia Corporation (“Buyer”).
RECITALS
     A. Seller is a competitive local exchange carrier, one of whose lines of business is to provide wireline telecommunications services to mass market residential and small business customers (the “Customers”) located in the BellSouth territory (the “Territory”). Seller has certain contractual rights and obligations with respect to the Customers receiving such services.
     B. Buyer is also a competitive local exchange carrier providing telecommunications services to mass market residential and small business customers located in the Territory, and Buyer is desirous of purchasing certain of Seller’s Customer Access Lines.
     C. Seller desires to sell, convey, assign, transfer and deliver to Buyer, and Buyer desires to buy, assume and accept from Seller, all of Seller’s rights and obligations to provide and operate wireline telecommunication services to the Customers under the Customer Contracts all as set forth hereinafter.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:
ARTICLE 1
PURCHASE AND SALE OF ASSETS
     1.1. Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the Closing described in Article 3, Seller agrees to sell, convey, transfer and assign to Buyer the “Transferred Assets,” and Buyer agrees to purchase and receive such Transferred Assets from Seller and pay Seller the Purchase Price (as defined in Section 1.3 below). Seller shall retain the Excluded Assets, including but not limited to all other lines of business and the service to customers of such lines of business.
     1.2. Assumption of Obligations by Buyer. Buyer covenants and agrees that, on the Closing Date, it shall execute and deliver to Seller an Assumption Agreement in substantially the form attached as Exhibit A (the “Assumption Agreement”) pursuant to which Buyer will assume and agree to perform and discharge the Assumed Liabilities as and when due. Except for the Assumed Liabilities, the parties agree that Buyer will not assume any liability or obligation of Seller, including any liability relating to the Excluded Assets. All such liabilities not assumed by the Buyer pursuant to this Section 1.2 shall be retained by Seller and shall hereafter be referred to as the “Retained Liabilities.” Buyer specifically assumes no liability for any billing by BellSouth and its affiliates to Seller for telecommunications services rendered prior to the Closing Date whether or not such billing is received by Seller before such Closing Date.

     1.3. Purchase Price.
          1.3.1. Subject to adjustment pursuant to Section 1.3.2 below, on the Closing Date, Buyer shall pay by wire transfer of immediately available funds to Seller as consideration for the sale of the Transferred Assets and the assumption of the Assumed Liabilities a total purchase price (the “Purchase Price”) equal to the sum of the following:
     (a) with respect to the On-Net Trinsic Business Lines, the product of (i) One Hundred Twenty Dollars ($120.00), multiplied by (ii) the number of active On-Net Trinsic Business Lines at the close of business on the day immediately preceding the Closing Date; plus,
     (b) with respect to the Off-Net Trinsic Business Lines, the product of (i) One Hundred Ten Dollars ($110.00), multiplied by (ii) the number of active Off-Net Trinsic Business Lines at the close of business on the day immediately preceding the Closing Date; plus,
     (c) with respect to the On-Net Trinsic Residential Lines, the product of (i) Ninety Dollars ($90.00), multiplied by (ii) the number of active On-Net Trinsic Residential Lines at the close of business on the day immediately preceding the Closing Date; plus,
     (d) with respect to the Off-Net Trinsic Residential Lines, the product of (i) Eighty-Nine Dollars and fifty cents ($89.50), multiplied by (ii) the number of active Off-Net Trinsic Residential Lines at the close of business on the day immediately preceding the Closing Date; plus,
     (e) with respect to the On-Net Sprint Business Lines, the product of (i) One Hundred Twenty Dollars ($120.00), multiplied by (ii) the number of active On-Net Sprint Business Lines at the close of business on the day immediately preceding the Closing Date; plus,
     (f) with respect to the Off-Net Sprint Business Lines, the product of (i) One Hundred Ten Dollars ($110.00), multiplied by (ii) the number of active Off-Net Sprint Business Lines at the close of business on the day immediately preceding the Closing Date; plus,
     (g) with respect to the On-Net Sprint Residential Lines, the product of (i) Ninety-Five Dollars ($95.00), multiplied by (ii) the number of active On-Net Sprint Residential Lines at the close of business on the day immediately preceding the Closing Date; plus,
     (h) with respect to the Off-Net Sprint Residential Lines, the product of (i) Ninety Dollars ($90.00), multiplied by (ii) the number of active Off-Net Sprint Residential Lines at the close of business on the day immediately preceding the Closing Date.
          For purposes hereof, (i) “On-Net” shall mean lines served by the 292 BellSouth central offices located in the states set out on Exhibit “B” attached hereto, (ii) “Off-Net” shall mean all other BellSouth central offices, (iii) “Trinsic Business Lines” shall mean those Customer Access Lines relating to a business account that were owned by Trinsic on or before January 31, 2006 or which were obtained by Trinsic other than by purchase from Sprint since February 1, 2006, (iv) “Trinsic Residential Lines” shall mean those Customer Access Lines relating to a residential account that were owned by Trinsic on or before January 31, 2006 or which were obtained by Trinsic other than by purchase from Sprint since February 1, 2006, (v)

“Sprint Business Lines” shall mean those Customer Access Lines relating to a business account that were purchased by Trinsic from Sprint on and after February 1, 2006, (vi) “Sprint Residential Lines” shall mean those Customer Access Lines relating to a residential account that were purchased by Trinsic from Sprint on and after February 1, 2006, and (vii) the number of active lines in each category above shall include all lines applicable to that category that are in service on the Closing Date and with respect to which payment is not 60 days or more past due as of the Closing Date.
          1.3.2. Post-Closing Purchase Price Adjustment. From and after the Closing Date until the date which is ninety (90) days following the Closing Date (the “Post-Closing Period”), Buyer shall maintain a list of all Customer Access Lines that (i) were transferred to Buyer on the Closing Date but which were not included as active lines on the Closing Date for purposes of calculating the Purchase Price above because payment on such lines was 60 days or more past due and (ii) subsequent to the Closing Date have become “current” due to a payment to Buyer with respect to such account made after the Closing Date (each such reinstated Customer Access Line being hereinafter referred to as a “Reactivated Line”). Buyer agrees to pay Seller for each Reactivated Line the same amount Buyer would have paid Seller pursuant to Section 1.3(a) — (h) above had such Reactivated Line been “active” as of the Closing Date (the aggregate amount to be paid with respect to all Reactivated Lines being referred to herein as the “Purchase Price Adjustment”). No later than the third (3rd) business day following the end of the Post-Closing Period, Buyer shall deliver to Seller a report identifying all of the Reactivated Lines of which Buyer is aware and including a calculation of the Purchase Price Adjustment to be paid. No later than the third (3rd) business day following the end of the Post-Closing Period, Seller shall deliver to buyer a report identifying all of the Reactivated Lines of which Seller is aware and including a calculation of the Purchase Price Adjustment to be made. Buyer shall pay Seller the Purchase Price Adjustment, if any, no later than ten (10) business days following the end of said Post-Closing Period.
          1.3.3. Seller Inspection Rights. Buyer shall permit Seller or its authorized representatives to enter Seller’s premises during normal business hours to inspect and audit all of Buyer’s records applicable to the Customer Access Lines for purposes of confirming the number and type of Reactivated Lines and to evaluate Buyer’s compliance with this Section.
     1.4. Prorations. All taxes imposed on a periodic basis (including personal property taxes, ad valorem taxes, franchise fees or taxes and similar taxes and assessments with respect to the Transferred Assets), all utility payments and all other periodic charges and expenses arising from the operations of the Business shall be prorated between Buyer and Seller as of 11:59 p.m., central Time, on the Closing Date. With respect to measurement periods that include (but do not end on) the Closing Date (all such periods of time being hereinafter called “Proration Periods”), Seller shall be responsible for the portion of any such liabilities that relates to the portion of such Proration Period ending on the Closing Date, which shall be deemed to be the amount of such liability for the entire Proration Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Proration Period ending on the Closing Date, and the denominator of which is the number of days in the Proration Period. Buyer shall be responsible for the portion of any such liabilities that relates to the portion of such Proration Period beginning after the Closing Date, which shall be deemed to be the amount of such liability for the entire Proration Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Proration Period beginning on the day following the Closing Date, and the denominator of which is the number of days in the Proration Period. On the Closing Date, Buyer shall reimburse Seller, on this prorated basis, for Buyer’s portion of any such Proration Period liabilities that have been paid before the Closing Date. Seller shall reimburse Buyer, on this prorated basis, for Seller’s portion of any such Proration Period liabilities paid on or after the Closing Date within five (5) business days of Seller’s receipt of an invoice (including reasonable support for the calculation of the invoiced amount) from Buyer for such liabilities, but no earlier than five (5) days prior to the due date for the payment of any such liability. To the extent that Buyer or Seller has not reimbursed the other party for such a Proration Period liability for which Buyer or Seller is responsible by the due date for such reimbursement, the amount of such reimbursement payment shall bear simple interest at the rate of 8% per annum.
     1.5. Allocation of the Purchase Price for Tax Purposes. Seller may, in its discretion, make an allocation (the “Allocation”) of the Purchase Price, the Assumed Liabilities and other relevant items to the individual assets or classes of assets comprising the Transferred Assets in accordance with Section 1060 of the United States Internal Revenue Code of 1986, as amended (the “Code”). Buyer agrees not to make any filing or take any position with any Governmental Authority that is inconsistent with the Allocation.
     1.6. Transfer Taxes. Buyer shall bear and be responsible for any Transfer Taxes imposed by any Governmental Authorities in connection with the sale, transfer or assignment of the Transferred Assets or otherwise on account of the Transactions, regardless of whether Buyer or Seller is assessed therefore. Buyer shall pay such Transfer taxes directly to the taxing authorities or, if requested by Seller, shall remit to Seller on the Closing Date amounts sufficient to enable Seller to pay any Transfer Taxes assessed against Setter. If Buyer pays any Transfer Taxes directly, Buyer shall provide to Seller within ten (10) days of each such payment written evidence of receipt of such payment by the appropriate taxing authority.
ARTICLE 2
ACCESS
     2.1. Access to Books and Records. Upon execution of this Agreement, Seller, upon reasonable notice from Buyer, shall permit Buyer and its authorized representatives reasonable access during customary business hours at Seller’s place of business to the books and records, contracts, permits and other relevant data, information and things pertaining to the Transferred Assets.
     2.2. Access to Customer Data. Upon execution of this Agreement, Seller shall provide Buyer with all customer information and data relating to the Transferred Assets as reasonably requested by Buyer that pertains to the Transferred Assets, including but not limited to, customer test files and universal service order code definitions. Upon the request of Buyer, Seller shall provide Buyer with a complete computer download of all customer service records for Customers (including the feature sets, pricing and packages sold to the customer).

ARTICLE 3
CLOSING
     3.1. Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the purchase and sale of the Transferred Assets and the assignment and assumption of the Assumed Liabilities (the “Closing”) shall take place at such location, date and time as the parties may mutually determine, within three (3) days following the satisfaction or waiver of all the conditions precedent to Closing, including, but not limited to: (i) the conditions precedent to Closing set forth in this Article 4, and (ii) the receipt of all necessary Governmental Approvals. As of the date hereof, the parties anticipate that the transactions contemplated herein may require more than one Closing, with the first effecting the transfer of the Trinsic Lines and occurring on or about April 4, 2006, and the second effecting the transfer of the Sprint Lines and occurring on or about June 6, 2006. The date of any such Closing (or any partial closing) actually occurs is referred to as the “Closing Date.” In lieu of attending the Closing, the parties may consummate the Closing by exchanging documents via e-mail, facsimile and overnight courier in a mutually acceptable manner. The Closing shall be deemed to have occurred as of 11:59 p.m., Central Standard Time, on the Closing Date.
     3.2. Deliveries by Seller to Buyer. At or prior to the Closing, Seller will deliver to Buyer:
          3.2.1. A duly executed Assignment and Assumption Agreement in substantially the form attached as Exhibit A;
          3.2.2. A duly executed closing certificate of each Seller signed by the appropriate officer of the Seller certifying as to the fulfillment of the conditions set forth in Sections 4.1.1 and 4.1.2 of this Agreement is substantially the form attached as Exhibit C;
          3.2.3. List of Customer Access Lines. Seller will provide to Buyer a complete list of the Customer Access Lines to be transferred at Closing (a copy of such list is attached hereto as Schedule 3.2.3).
     3.3. Deliveries by Buyer to Seller. At or prior to the Closing, Buyer will deliver to Seller:
          3.3.1. The Purchase Price as required by Section 1.3, together with any proration payment required to be paid on the Closing Date pursuant to Section 1.4;
          3.3.2. A duly executed closing certificate of Buyer signed by the appropriate Officer or Buyer certifying as to the fulfillment of the conditions set forth in Section 4.2.1 and 4.2.2 of this Agreement in substantially the form attached as Exhibit D;
          3.3.3. A duly executed Interim Process Agreement; and

          3.3.4. A duly executed Assignment and Assumption Agreement in substantially the form attached as Exhibit A.
     3.4. Further Assurances. Except as otherwise provided herein, all instruments of conveyance, assignment or transfer referred to herein, all sums of money, and all records and data to be delivered as specified in this Agreement shall be delivered at or prior to the Closing. The parties agree following the Closing to execute and deliver such further instruments of conveyance, assignment and assumption as may be reasonably necessary to consummate the Transactions and to give effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities.
     3.5. Partial Closing. In the event that as of (the anticipated closing dates set forth in Section 3.1) the parties have received some but not all of the Governmental Approvals required to transfer all of the Customer Access Lines originally contemplated to be transferred pursuant to this Agreement, Buyer and Seller may mutually agree to proceed with a closing of the transfer of some but not all of the Customer Access Lines covered by this Agreement. In the event the parties agree to proceed with such a partial closing, the parties shall agree to a schedule listing the Customer Access Lines with respect to which the necessary Governmental Approvals have been received (the “Partial Closing Schedule”). The parties agree to use commercially reasonable efforts to resolve any dispute that may arise with respect to the Customer Access Lines to be included on the Partial Closing Schedule. Upon final determination of the Partial Closing Schedule, Buyer and Seller shall proceed to a closing with respect to those Customer Access Lines included on the Partial Closing Schedule. In the event of a partial closing pursuant to this Section 3.5, Buyer shall only accept and purchase from Seller and Seller shall only sell and transfer to Buyer those Customer Access Lines with respect to which all required Governmental Approvals have been received as of the Closing Date of such partial closing and which are set forth on the Partial Closing Schedule. Buyer and Seller agree, for a reasonable period following any partial closing, to use commercially reasonable efforts (i) to obtain the necessary Governmental Approvals required to transfer those Customer Access Lines not transferred as part of such partial closing and (ii) to effect such transfer of the remaining Customer Access Lines upon receipt of such Governmental Approval.
ARTICLE 4
CONDITIONS
     4.1. Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer in writing:
          4.1.1. Representations and Warranties. All representations and warranties of Seller made in this Agreement shall be true and correct in all material respects as of the Closing Date, except for such representations and warranties that are made expressly as of an earlier date which shall be true and correct as of date made.

          4.1.2. Covenants and Agreements. Seller shall have performed and complied in all material respects with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date.
          4.1.3. Governmental Approvals. The Governmental Approvals shall have been obtained and shall be in full force and effect; provided, however, that if the parties mutually agree to proceed with a partial closing as provided under Section 3.5, Buyer shall waive this condition as it relates to having received all Governmental Approvals for all lines and proceed with a closing pursuant to Section 3.5 of this agreement with respect to those Customer Access Lines with respect to which such Governmental Approvals have been received.
          4.1.4. Legal Proceedings; No Injunction. No action or proceedings before any court or Governmental Authority shall be pending or threatened wherein an unfavorable judgment, decree or order would (a) prevent the carrying out of this Agreement, or any of the transactions contemplated herein, (b) declare unlawful the transactions contemplated by this Agreement, (c) cause such transactions to be rescinded, (d) permit consummation of the transactions contemplated herein or therein subject to the imposition of substantial damages on Buyer, or (e) materially affect the right of Buyer to own the transferred Assets.
          4.1.5. Certificates and Other Documents. Seller shall have executed and delivered the certificates and other documents required by Sections 3.2 and 3.4.
          4.1.6. No Material Adverse Effect. Subsequent to the date hereof, there shall have occurred no casualty or other event or change, not subsequently cured by Seller, which has resulted in a Material Adverse Effect.
     4.2. Conditions to Seller’s Obligations. The obligation of Seller to consummate the Transactions shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller in writing:
          4.2.1. Representations and Warranties. All representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the Closing Date except for such representations and warranties that are made expressly as of an earlier date which shall be true and correct as of date made.
          4.2.2. Covenants. Buyer shall have performed and complied with all covenants and agreements required or contemplated by the Transaction Documents to be performed by it on or prior to the Closing Date.
          4.2.3. Governmental Approvals. All Governmental Approvals shall have been obtained and shall be in full force and effect; provided, however, that if the parties mutually agree to proceed with a partial closing as provided under Section 3.5, Seller shall waive this condition as it relates to having received all Governmental Approvals for all lines and proceed with a closing pursuant to Section 3.5 of this agreement with respect to those Customer Access Lines with respect to which such Governmental Approvals have been received.
          4.2.4. Legal Proceedings; No Injunction. No action or proceeding before any court or Governmental Authority shall be pending or threatened wherein an unfavorable judgment, decree or order would (a) prevent the carrying out of this Agreement or any of the transactions contemplated herein (b) declare unlawful the transactions contemplated by this Agreement (c) cause such transactions to be rescinded, or (d) permit consummation of the transactions contemplated herein subject to the imposition of substantial damages on Seller.
          4.2.5. Certificates and Other Documents. Buyer shall have delivered the certificates and other documents required under Sections 3.3 and 3.4.
          4.2.6. Purchase Price. Buyer shall have delivered the Purchase Price to Seller in the manner specified in Section 1.3.1.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
     5.1. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that:
          5.1.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with full authority: (i) to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents, and (ii) to own, lease or otherwise hold the assets owned, leased or held by it. Buyer has obtained all approvals necessary to authorize the execution, delivery and performance of this Agreement, and Buyer has obtained, or will have obtained prior to Closing, all approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.
          5.1.2. Authority. This Agreement has been, and when executed by Buyer each of the other Transaction Documents will be, duly and validly executed and delivered by Buyer and the authorization referenced in Section 3.3.2 has been obtained by Buyer. This Agreement constitutes, and when executed by Buyer each of the other Transaction Documents will constitute, the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to creditors’ rights generally and by principles of equity.
          5.1.3. No Restrictions Against Transactions. The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer do not, and the fulfillment by Buyer of its obligations under this Agreement and the Transaction Documents will not, conflict with, violate or result in the breach of any provision of (i) the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of Buyer or (ii) any contract, agreement, instrument or other legally binding arrangement to which Buyer is a party or by which any of Buyer’s assets are bound. The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer will not violate any Law. Except as set forth on Schedule 5.1.3 and except for the FCC Approvals and PUC Approvals the parties contemplate obtaining pursuant to Sections 6.2.3 and 6.2.4 of this Agreement, Buyer’s execution, delivery and performance of this Agreement and the Transaction Documents do not require authorization or approval of, or filing with, any Governmental Authority.
          5.1.4. Brokers. Buyer has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement in such a manner as to give rise to a valid claim against Seller for any broker’s or finder’s fees or similar fees or expenses.
          5.1.5. Litigation. As of the date hereof there are no actions, suit, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to Buyer’s Knowledge threatened) against Buyer (i) that question the validity of any of the Transaction Documents or the Transactions; or (ii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by Buyer under the Transaction Documents.
5.2. Seller’s Representations and Warranties. Seller represents and warrants to Buyer that:
          5.2.1. Organization. Seller is a corporation duly and validly existing and in good standing under the laws of the State of Delaware. Seller has have full power and authority to execute and deliver the Transaction Documents, to consummate the Transactions and to perform all of its obligations under the Transaction Documents. Seller has obtained all corporate and partnership approvals necessary to consummate the Transactions and authorize the execution, delivery and performance of the Transaction Documents.
          5.2.2. Authorization, Execution and Delivery. This Agreement has been, and when executed by Seller each of the other Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and when executed by Seller each of the other Transaction Documents will constitute, the valid, legal and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to creditors’ rights generally and by principles of equity.
          5.2.3. Transferred Assets. Seller has good title to all of the Transferred Assets and shall deliver same free and clear of all Encumbrances to Buyer at the Closing Date.
          5.2.4. Governmental Authorization. Except as set forth on Schedule 5.2.4 and except for the FCC Approvals and PUC Approvals the parties contemplate obtaining pursuant to Sections 6.2.3 and 6.2.4 of this Agreement, Seller’s execution, delivery and performance of this Agreement and the Transaction Documents do not require authorization or approval of, or filing with, any Governmental Authority.
          5.2.5. Litigation. As of the date hereof there are no actions, suits, proceedings, claims, arbitrations or investigations, either at law or in equity, of any kind now pending (or to Seller’s Knowledge threatened) against Seller (i) that relate to the Transferred Assets; (ii) that question the validity of any of the Transaction Documents or the Transactions; or (iii) that seek to delay, prohibit or restrict in any manner any actions taken or contemplated to be taken by either Seller under the Transaction Documents.

          5.2.6. Tax Matters. All taxes and assessments, including interest and penalties thereon, of any kind whatsoever accrued with respect to the Business through the Closing Date (other than Transfer Taxes and taxes subject to proration pursuant to Section 1.4) have been or will be paid in full by Seller. There are no liens for federal, state or local taxes upon the Transferred Assets, except for statutory liens for taxes or assessments not yet delinquent or the validity of which is being contested in good faith by Seller in appropriate proceedings, the ultimate liability for which shall remain the obligation of Seller. Seller has timely filed, or will cause to be timely filed, all material federal, state and local tax returns and reports of any kind (including income, franchise, sales, use, excise, employment and real and personal property) which Seller is obligated to file with respect to the Business for all periods up to and including the Closing Date.
          5.2.7. No Material Violation. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Transactions will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of either Seller; (ii) except as set forth in Section 5.2.4 and subject to receipt of the FCC Approvals and PUC Approvals the parties contemplate obtaining pursuant to Sections 6.2.3 and 6.2.4 of this Agreement, violate any applicable Law issued, enacted, entered or deemed applicable by any Governmental Authority having jurisdiction over a Seller or any of the Transferred Assets; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the Customer Contracts; or (iv) result in the creation or imposition of any Encumbrance on any of the Transferred Assets.
          5.2.8. Brokers. Seller has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement in such a manner as to give rise to a valid claim against Buyer for any broker’s or finder’s fees or similar fees or expenses.
ARTICLE 6
COVENANTS
     6.1. Covenants of Seller.
          6.1.1. Satisfaction of Conditions. Seller will use its commercially reasonable efforts to cause to be fulfilled and satisfied all of the conditions to the Closing to be performed or satisfied by Seller.
          6.1.2. Maintenance and Conduct of Business. From the date of this Agreement to the Closing Date, the Seller will cause the Business to be conducted consistent with the ordinary and normal course of the Business existing prior to the date of this Agreement and will use its reasonable efforts to retain the services of present officers, employees and agents of the Business existing prior to the date of this Agreement and will use its reasonable efforts to retain the services of present officers, employees and agents of the Business and preserve business relationships of the Business with customers, suppliers and others.

          6.1.3. Seller Rate Changes. Without the consent of Buyer, which shall not be unreasonably withheld or delayed, Seller shall not make any adjustments to any recurring or non recurring rates relating to the Customer Access Lines between the execution of this Agreement and the Closing Date except to the extent such adjustments are mandated by Law.
          6.1.4. Consent to Assignment. At the Closing, Seller will transfer to Buyer all Customer Contracts that are by their terms assignable. Seller shall also request assignment to Buyer of those Customer Contracts that are not by their terms assignable. To the extent that the assignment of any Customer Contract shall require the consent of another person, this Agreement shall not constitute an agreement to assign the Transferred Customer Contract if an attempted assignment would constitute a breach thereof. Prior to the Closing, both parties shall use commercially reasonable efforts (excluding the payment of money) to obtain the consent of any other party to the assignment of such Customer Contracts to Buyer.
     6.2. Mutual Covenants.
          6.2.1. Public Announcements. The parties agree that immediately following the execution of this Agreement, the parties will jointly issue the press release attached hereto as Exhibit E. Except as set forth in the preceding sentence, neither party may publicly announce the signing of this Agreement and the Transactions contemplated herein before of after the Closing without the prior written approval of the other party, except as and to the extent that such party is required to so disclose such information by Law or rule of any stock exchange. In such event, such disclosing party shall advise the other party of the disclosure required and shall provide the other party with a copy of the disclosure to be made, and shall use commercially reasonable efforts to cause a mutually acceptable release, announcement or filing to be made.
          6.2.2. Cooperation. Except as expressly provided otherwise in this Agreement, each party covenants to use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, that are necessary, proper or advisable under applicable Laws and regulations, expeditiously and practicably to consummate and make effective the Transactions, including but not limited to (i) using its commercially reasonable efforts to resolve any disagreements between Buyer and Seller with respect to any applications for governmental or regulatory approval prior to application for such approval, (ii) obtaining all necessary actions, waivers, consents and approvals from third parties or Governmental Authorities, and (iii) effecting all necessary filings with Governmental Authorities.
          6.2.3. PUC Filings. Promptly after the execution of this Agreement, each of the parties will take such reasonable actions as may be necessary or helpful (including, but not limited to, making available witnesses, information, documents, and data requested by the PUC) to apply for and receive all approvals necessary from PUCs for the transfer of the Transferred Assets to Buyer and the change in the provider of telecommunications services to the Customers. Seller and Buyer will jointly prepare any applications and customer notice waivers required to be filed with PUCs. Seller shall take the lead in preparing petitions to discontinue current service offerings as required, if any. Buyer shall pay all costs and expenses associated with such filings.
          6.2.4. FCC Filings. The parties agree to promptly file after execution of this Agreement such applications and to take such reasonable actions as may be necessary or helpful to apply for and receive approval by the FCC for the transfer of the Transferred Assets to Buyer and the change in the provider of telecommunications services to the Customers. Seller and Buyer will jointly prepare the applications and customer notice waivers to be filed with the FCC. Seller shall take the lead in preparing petitions to discontinue current service offerings as required, if any. Buyer shall pay all costs and expenses relating to such filings.
          6.2.5. Buyer State Filings. Buyer shall be responsible for filing any required affidavits regarding its status as the “acquiring carrier” as well as any future tariffs relating to new rate plans.
          6.2.6. Prohibition on Rate Increase. Buyer shall not increase rates to Customers with respect to the Customer Access Lines for a minimum of 60 days following the Closing Date with respect to any such line.
ARTICLE 7
TERMINATION
     7.1. Termination By Buyer. If any condition precedent to Buyer’s obligation to effect the Closing set forth in Section 4.1 shall become incapable of satisfaction through no fault of Buyer and such condition is not waived by Buyer, Buyer shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Seller. If either Seller materially breaches any provisions of this Agreement, and such breach remains uncured for thirty (30) days after notice from Buyer, Buyer may terminate this Agreement upon written notice to Seller.
     7.2. Termination By Seller. If any condition precedent to Seller’s obligation to effect the Closing set forth in Section 4.2 shall become incapable of satisfaction through no fault of Seller and such condition is not waived by Seller, Seller shall not be obligated to effect the Closing and may terminate this Agreement by written notice to Buyer. If Buyer materially breaches any provisions of this Agreement, and such breach remains uncured for thirty (30) days after notice from Seller, Seller may terminate this Agreement upon written notice to Buyer.
     7.3. Termination By Buyer or Seller. If (i) a final, non-appealable order is issued by any Governmental Authority to restrain, enjoin or prohibit the consummation of the Transactions, or (ii) the Closing with respect to any Customer Access Lines shall not have occurred on or before August 1, 2006, then either party may terminate this Agreement by written notice to the other. Notwithstanding the foregoing, if a non-appealable order is issued by a state PUC to restrain, enjoin or prohibit the consummation of the Transactions, then within ten (10) days of the date such an order becomes final and non-appealable, the Buyer and Seller will initiate good faith negotiations to modify the Agreement to address the terms of the PUC order. If the parties are unable to successfully modify the Agreement, either party shall, at its option, have the right to terminate this Agreement by written notice to the other party.
     7.4. Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 7, this Agreement shall thereafter become void and there shall be no further liability on the part of any party hereto or its respective shareholders, directors, officers or employees in respect thereof, except as follows: (i) nothing herein shall relieve any party from liability for any intentional breach of this Agreement, (ii) the obligations of the parties hereto set forth in Sections 12.3, 12.4, 12.5, 12.11, 12.12 and 12.14 shall not be affected by a termination of this Agreement, and (iii) the Escrowed Funds and any interest earned thereon shall be either immediately released to the Buyer or retained by the Seller, as applicable, in accordance with Section 3.b. of the Letter of Intent.
ARTICLE 8
ADDITIONAL MATTERS
     8.1. Pre-Closing. In order to effectuate an orderly Transition in the provision of telecommunications services to Customers on the Closing Date, Buyer and Seller agree to utilize the measures set forth below:
          8.1.1. Collection of Receivables. Prior to the Closing Date, Seller will provide service and collect receivables related to the Customers and will be solely responsible for, and entitled to, collection of all receivables accrued prior to the Closing Date. Beginning on the Closing Date, all Customers shall become the responsibility of Buyer, and Buyer will, as of the Closing Date, be solely responsible for collecting receivables related to service provided after the Closing Date. Buyer will collect all payments received following the Closing Date and will (i) on the thirtieth (30) day following the Closing Date and (ii) on the sixtieth (60th) day following the Closing Date, transfer to Sellers all payments received by Buyer relating to services provided on or before the Closing Date. Seller will collect all payments received following the Closing Date and will (i) on the thirtieth (30) day following the Closing Date and (ii) on the sixtieth (60th) day following the Closing Date, transfer to Buyers all payments received by Seller relating to services provided after the Closing Date. Thereafter, any payments received by Buyer relating to services provided on or before the Closing Date will be forwarded by Buyer to Seller no more than ten (10) business days after receipt thereof, and any payments received by Seller relating to services provided after the Closing Date by Buyer will be forwarded by Seller to Buyer no more than ten (10) business days after receipt thereof.
          8.1.2. Notice to Customers. Buyer and Seller agree that Buyer, in cooperation with Seller, will deliver multiple written notifications to the Customer in order to meet requisite regulatory standards and to facilitate an orderly transition of services to Buyer with as little attrition as possible. All such written notifications shall be provided to Seller in advance of any use thereof, and shall be acceptable to Seller. In no less than the final bill delivered to each Customer, the Customers shall be informed that Seller will no longer be the Customer’s telecommunications provider and Customers shall be provided the name, address and telephone number of Buyer, including the payment information relating to the newly established lock-box and a request that all such payments due on the final bill be directed to the new payment location.
          8.1.3. Customer Records. To the extent not previously provided to Buyer, Seller shall use commercially reasonable efforts to maintain all billing and service records for goods sold or services provided, including any third-party verifications, to Customers prior to Closing until the later of one year from the Closing Date or the maximum time required by Law. Seller shall use commercially reasonable efforts to make available, upon reasonable request from Buyer, all such billing and service records. Such records will be provided without cost to the

Buyer and will include access to third party verifications and letters of authorization associated with end user subscriptions.
          8.1.4. Carrier Access Billing. Seller shall render their own final carrier access bills to its interexchange carriers for minutes, messages and other applicable charges. Seller shall be responsible for collecting and settling any disputes associated with its final carrier access billings to interexchange carriers, and there shall be no adjustment to the Purchase Price for any bad debts of these interexchange carriers. All carrier access billings, revenue, and bad debt associated with usage incurred after Closing shall be the benefit or obligation of Buyer as the case may be.
     8.2. New Customer Service Orders and Service Change Orders. After customers are transitioned to Buyer on the Closing Date, Buyer shall be responsible for processing all new customer service requests and service change order requests submitted by customers or applicants for service. After the Closing Date, Seller shall forward within ten (10) business days any new customer service orders or service change orders received by Seller to Buyer for service.
     8.3. Access to Books and Records.
          8.3.1. After the Closing, Seller will retain all Retained Books and Records for a period of three (3) years.
          8.3.2. After the Closing, upon reasonable notice the parties will give to the representatives, employees, counsel and accountants of the other party reasonable access during normal business hours, to books and records relating to the, Transferred Assets and the Assumed Liabilities, and will permit such persons to examine and copy such records, in each case to the extent reasonably requested by the other party in connection with tax and financial reporting matters (including any tax returns and related information, but not attorney work product), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of taxes as may be requested by Seller to substantiate any claim for tax credits or refunds); provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any contract to which it is a party or to which it or any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 8.3.2.
     8.4. Bulk Sales Laws. Seller and Buyer waive compliance with applicable laws under any version of Article 6 of the Uniform Commercial Code adopted by any state or any similar Law relating to tile sale of inventory, equipment or other assets in bulk in connection with the sale of the Transferred Assets.
     8.5 Voice-Mail Platform. Buyer agrees to purchase, and Seller agrees to sell to Buyer, the use of the voice-mail platform currently attached to each of those Customer Access Lines that currently have voice-mail service and that are being transferred at Closing. In exchange for the use by Buyer of the voice-mail platform with respect to these Customer Access

Lines, Buyer agrees to pay to Seller, at Closing, an amount equal to the product of (i) $2.50, times (ii) the number of Customer Access Lines currently having voice mail and to be transferred to Buyer at Closing. In addition, from and after Closing up to and including the twelfth (12th) month following the Closing, Buyer agrees to pay, no later than the 5th day of each month, an amount equal to the product of (i) $2.50, times (ii) the number of Customer Access Lines currently having voice mail that were transferred to Buyer at Closing that remain active as of the first (1st) day of any such month.
ARTICLE 9
INDEMNIFICATION
     9.1. Survival. The representations and warranties made in this Agreement, the Schedules and the certificates to be delivered by the parties shall survive for a period of twelve (12) months following the Closing Date (except for Sections 5.2.3 (“Title to Purchased Assets”), which shall survive indefinitely and Section 5.2.6 (“Taxes”) which shall survive for the applicable statute of limitations), except to the extent such party, at or prior to the Closing Date, shall have actual knowledge of a breach or inaccuracy of a representation or warranty of the other party. No claim may be made for the breach of a representation or warranty made in this Agreement unless notice of such claim has been delivered to the breaching party prior to the expiration of the representation or warranty.
     9.2. Indemnification and Payment of Damages by Seller. Subject to the limitations set forth in Section 9.6, Seller will indemnify and hold harmless Buyer and its respective representatives, stockholders, controlling persons and affiliates (collectively, the “Indemnified Persons”) for, and will pay to such Indemnified Persons the amount of, any loss, liability, claim, damage expense (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with (a) any breach of representation or warranty made by either Seller in this Agreement, (b) any breach of any covenant or obligation of a Seller in this Agreement; (c) the Excluded Assets or the Retained Liabilities; or (d) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with a Seller (or any person acting on its behalf) in connection with any of the contemplated transactions.
     9.3. Indemnification and Payment of Damages by Buyer. Subject to the limitations set forth in Section 9.7, Buyer will indemnify and hold harmless Seller and its Indemnified Persons for, and will pay to such Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with (a) any breach of representation or warranty made by Buyer in this Agreement; (b) any breach of any covenant or obligation of Buyer in this Agreement; (c) the use, conduct or operation of the Transferred Assets from and after the Closing Date solely to the extent that any such Damages result from events occurring after the Closing Date, (d) the failure of Buyer to perform any of the Assumed Liabilities, and (e) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Buyer (or any person acting on its behalf) in connection with any of the contemplated transactions.
     9.4. Procedure for Indemnification — Third Party Claims.

          9.4.1. Promptly after receipt by an Indemnified Person under Section 9.2 or 9.3 of notice of the commencement of any claim (a “Proceeding”) against it, such Indemnified Person shall, if a claim is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person’s failure to give such notice.
          9.4.2. If any proceedings referred to in Section 9.4.1 is brought against an Indemnified Person and it give notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party shall, be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate) to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 9 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person’s consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without the consent of such Indemnified Person. In no event will the Indemnified Person consent to the entry of any judgment or enter into any settlement with respect to a Proceeding without the prior written consent of the Indemnifying Person, which consent shall not be unreasonably withheld.
     9.5. Procedure for Indemnification — Other Claim. A claim for the indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.
     9.6. Limitations on Seller’s Indemnification of Purchaser. Notwithstanding any other provision to the contrary, Seller shall be obligated to indemnify Buyer and its Indemnified Persons only to the extent that the amount of such Damages, when aggregated with the total amount of other claims for indemnification under Section 9.2, does not exceed $250,000 and (ii) any such claims are made upon Seller in writing prior to the close of business on the second anniversary of the Closing Date.
     9.7. Limitations on Buyer’s Indemnification of Seller. Notwithstanding any other provision to the contrary, Buyer shall be obligated to indemnify Seller and its Indemnified Persons only to the extent that the amount of such Damages, when aggregated with the total amount of other claims for indemnification under Section 9.3, does not exceed $250,000, and (ii)

any such claims are made upon Buyer in writing prior to the close of business on the second anniversary of the Closing Date.
ARTICLE 10
WAIVER OF TRIAL BY JURY
     10.1. Waiver of Trial by Jury. Each party waives its right to a jury trial in any court action arising between the parties, whether under this. Agreement or otherwise related to this Agreement, and whether made by claim, counterclaim, third party claim or otherwise. If for any reason the jury waiver is held to be unenforceable, the parties agree to binding arbitration under the applicable commercial rules of the American Arbitration Association and 9 U.S.C. § 1, et seq. Any arbitration will be subject to the Governing Law provision set forth in Section 12.10. Discovery in the arbitration will be governed by the Federal Rules of Civil Procedure. The determination of the arbitrator shall be final, binding and conclusive upon the parties and enforceable in a court of competent jurisdiction. The agreement of each Party to waive its right to a jury trial will be binding on its successors and assignees.
ARTICLE 11
CERTAIN DEFINITIONS
     11.1. Defined Terms. For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:
     “Accounts Receivable” means all customer accounts receivable with respect to goods sold and/or services provided to Customers by Seller and its Affiliates prior to the Closing Date.
     “Affiliate” of a specified entity means any legal entity directly or indirectly controlling, controlled by, or under the common control with the specified entity. The term “control” (including “controlling,” “controlled by” and “under common control with”) of an entity means the possession, directly or indirectly, of the power to (i) vote 50% or more of the voting securities or other voting interests of such person, or (ii) direct or cause the direction of the management and policies of such entity, whether through the ownership of voting shares, by contract or otherwise.
     “Agreement” means this Agreement for Purchase and Sale of Customers Line’s, together with all Schedules and Exhibits hereto, as any of the foregoing may be amended, modified or supplemented in writing from time to time.
     “Assumed Liabilities” means any and all of the following liabilities and obligations of Seller or its Affiliates.
     (a) to the extent arising out of events occurring after the Closing Date, all liabilities and obligations of Seller or their Affiliates arising under the Customer Contracts and the Permits pursuant to Seller’s existing Tariffs;
     (b) All liabilities and obligations arising out of litigation and claims relating to the Customer Contract arising out of events occurring after the Closing Date.

     “Assumption Agreement” is defined in Section 1.2.
     “Business” means Seller’s business of providing wireline telecommunication services to the Customers associated with the Customer Access Lines to be transferred pursuant to the Agreement.
     “Buyer” is defined in the preamble of this Agreement.
     “Buyer’s Knowledge” means the actual knowledge of Buyer after reasonable investigation.
      “Closing” is defined in Section 3.1.
     “Closing Date” is defined in Section 3.1.
     “Code” is defined in Section 1.5.
     “Customer” means each end user identified on the applicable Customer Contract (or as identified in the Seller’s or Buyer’s databases) of the telecommunication services provided by Seller, prior to Closing, and Buyer, following the Closing.
     “Customer Access Line” means each customer access line as set forth on Exhibit F, all of which are Customer Access Lines within the nine (9) state BellSouth territory.
     “Customer Contracts” means all contracts, agreements, instruments and other legally binding arrangements (and all amendments and modifications thereto) relating to the provision of wireline telecommunication service by Seller to a Customer that is associated with a Customer Access Line that is transferred to Buyer pursuant to this Agreement, and all such contracts, agreements and instruments entered into by a Seller in the ordinary course of the Business between the date of this Agreement and the Closing Date relating to the provision of services to the Customers.
     “Encumbrances” means any and all security interests, liens, charges or similar restrictions, except for (i) liens for taxes not yet due and payable or that are being contested in good faith, (ii) liens of workers, carriers or materialmen or similar liens arising by operation of Law in the ordinary course of the Business in respect of obligations that are not yet due and payable or that are being contested in good faith, and (iii) any liens, defects or irregularities that are the result of Buyer’s or its representative’s actions.
     “Excluded Assets” means, any of the following:
     (a) all assets, properties and rights of Seller and its Affiliates that are not used exclusively in connection with the Business, including assets, properties and rights associated with service to customers of other lines of business of Seller and its affiliates that are not the subject of this Agreement;
     (b) this Agreement and all rights of Seller under this Agreement;

     (c) the Retained Books and Records;
     (d) all cash or cash equivalents of Seller and its Affiliates, including, without limitation, checks or drafts received by the Business for which Seller has not received funds on or prior to the Closing Date, certificates of deposit, time deposits and marketable securities; and all of the right, title and interest in the bank accounts, safe deposit boxes and checking accounts of either Seller, its Affiliates and the Business;
     (e) all rights to refunds of all federal, state, local and foreign taxes relating to Seller or its Affiliates, the Transferred Assets or the Business to the extent such taxes relate to a period ending on or prior to the Closing Date and were not paid or assumed by Buyer;
     (f) all Accounts Receivable, inventory and fixed assets of Seller and its Affiliates,
     (g) all real property and interests in real property owned by Seller and its Affiliates; and
     (h) all policies of insurance and fidelity, surety or similar bonds and the coverages afforded thereby of a Seller and its Affiliates, and any and all claims or rights thereunder;
     “FCC” means the Federal Communications Commission or any other Federal agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.
     FCC Approval” means the approval of the FCC to completion of the transactions contemplated hereunder.
     “Governmental Approval” means the PUC Approval, the FCC Approval and all consents and approvals of, filings and registrations with, and notifications to any other Governmental Authority necessary to consummate the transaction contemplated by this Agreement.
     “Governmental Authority” means any United States, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.
     “Law” or “Laws” means any statute, rule, regulation or ordinance of any Governmental Authority.
     “Material Adverse Effect” means a materially adverse effect on the Business or the Transferred Assets, taken as a whole, other than effects relating to or arising from (i) the execution of this Agreement, (ii) the United States economy generally or (iii) events or circumstances that affect the Business in the same manner and to the same extent as other businesses in the industry generally.
     “Permits” means all permits of any Governmental Authority relating to the Transferred Assets.
     “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, entity or government

(whether federal, foreign, state, county, city or otherwise, including any instrumentality, division, agency or department thereof).
     “Post-Closing Purchase Price Adjustment” is defined in Section 1.3.2.
     “PUC” means the Public Utility Commissions or any state’s equivalent regulatory body.
     “PUC Approval” means the approval of a PUC to completion of the transactions contemplated hereunder.
     “Proration Periods” is defined in Section 1.4.
     “Purchase Price” is defined in Section 1.3.
     “Purchase Price Adjustment” is defined on Section 1.3.3.
     “Retained Books and Records” means, collectively, all corporate records and stock books of Seller and their Affiliates, the general ledger, all records required by Law to be retained by Seller and all books and records relating to (i) tax returns and tax records; (ii) the Excluded Assets; (iii) the organization, maintenance and existence of Seller as a corporation or partnership; and (iv) attorney work product; provided that where reasonably necessary or prudent, Retained Books and Records shall also include copies of the Transferred Books and Records.
     “Retained Liabilities” is defined in Section 1.2 of this Agreement.
     “Seller” is defined in the preamble of this Agreement.
     “Seller’s Knowledge” means the actual knowledge of either Seller after reasonable investigation.
     “Transactions” means the purchase and sale of the Transferred Assets as contemplated by this Agreement and all other transactions contemplated by the Transaction Documents.
     “Transaction Documents” means this Agreement and each document to be executed in connection with the Closing of the Transactions. When used with respect to Seller or Buyer, “Transaction Documents” means this Agreement and such documents as are required to be executed by such party with respect to the Closing of the Transactions.
     “Transfer Taxes” means any and all federal, state, county, municipal, foreign or other taxing jurisdiction sales, use, transfer, gross receipts, consumer levy, privilege or similar taxes, duties, excises or governmental charges, including any penalties and interest thereon, arising out of the sale of the Transferred Assets by Seller to Buyer hereunder.
     “Transferred Assets” means all of Seller’s right, title and interest in and to the following assets:
     (a) the Customer Contracts and the associated Customer Access Lines, provided, however, that if the parties proceed with a partial closing pursuant to Section 3.5 of this

Agreement, this definition of Transferred Assets shall include only those Customer Access Lines identified on the Partial Closing Schedule and the Customer Contracts relating thereto;
     (b) the Transferred Books and Records; and
     (c) With respect to Customer Access lines and Customer contracts, Transferred Assets shall be limited to:
(i)	those which the applicable Governmental Authority will permit to be transferred to Buyer without a written and executed Letter of Authority; and

(ii)	those for which Seller has obtained prior to the Closing Date a written and executed Letter of Authority.
     but excluding from the foregoing the Excluded Assets.
     “Transferred Books and Records” means Seller’s customer lists and records, accounts and billing records, plans, blueprints, specifications, drawings, surveys and engineering reports that relate to the operation of the Business, except for the Retained Books and Records.
     “Transition” means the transfer of Customers and the related Customer Access Lines from Seller to Buyer.
     11.2. Interpretation. Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) the term “primarily” means primarily or exclusively, and (iii) the term “including” means including without limitation.
ARTICLE 12
GENERAL
     12.1. Time of the Essence. Time is of the essence with respect to each and every term, condition, obligation and provision hereof, and failure to timely perform or remedy any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable default under this Agreement by the party so failing to perform (but which may be waived by the non-breaching party).
     12.2. Notices. All notices hereunder will be in writing and served by certified mail, return receipt requested. Notice shall be deemed to have been duly given on the earlier of the date received or the fifth business day following the date mailed by the notifying party using first class mail, postage prepaid. Notices shall be sent as follows:
     If to Seller:
Trinsic Communications, Inc.
100 Brookwood Road

Atmore, AL 36502
Attention: John Lines
Facsimile: 251-368-1314
     with a required copy (which shall not constitute notice) to:
Schiff Hardin LLP
6600 Sears Tower
Chicago, IL 60606
Attention: Richard T. Miller
Facsimile: 312-258-5700
     If to Buyer:
Access Integrated Networks, Inc.
4885 Riverside Drive
Suite 107
Macon, Georgia 31210
Attn: Vincent M. Oddo
Facsimile: 478-405-3130
     with a required copies (which shall not constitute notice) to:
Stone & Baxter, LLP
Fickling & Company Building
577 Mulberry Street, Suite 800
Macon, Georgia 31201
Attn: D. Mark Baxter
Facsimile: 478-750-9899
     12.3. Waivers. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, or of a party’s right to enforce that provision, or of a party’s right to enforce any other provision of this Agreement. No waiver of any breach of any covenant or other provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed to be an extension of the time for performance of any other obligation or act.
     12.4. Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in consummating and carrying out the Transactions, whether or not the Transactions are consummated.
     12.5. Headings. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

     12.6. Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original and, when each of the parties hereto has executed and delivered a counterpart to the other party, this Agreement shall be binding and effective even though no single counterpart has been executed by both of the parties. This Agreement may be executed and delivered by facsimile transmission, and a facsimile of this Agreement or of a signature of a party will be effective as an original.
     12.7. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that no assignment shall be permitted except as provided for in this Agreement.
     12.8. Assignment. The rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the non-assigning party, which consent may be withheld in such party’s sole discretion; provided, however, that Buyer or Seller may, without the prior consent of the other party, assign its rights under this Agreement to any Affiliate.
     12.9. Additional Instruments and Assistance. Each party hereto shall from time to time execute and deliver such further instruments, provide additional information and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the Transactions.
     12.10. Governing Law. To the extent that federal law does not apply exclusively, this Agreement shall be construed in accordance with the laws of the State of Delaware (without reference to the choice of law provisions of any jurisdiction).
     12.11. Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be enforced to the fullest extent allowed by Law.
     12.12. Amendments. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived by a party, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.
     12.13. No Construction Against the Drafting Party. Each party hereto acknowledges that such party and its counsel have reviewed this Agreement and participated in its drafting. This Agreement shall not be construed against either party for having prepared it.
     12.14. Entire Agreement; No Third Party Beneficiaries. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties with respect to such subject matter except as set forth or noted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     IN WITNESS WHEREOF, the parties to this Agreement for Purchase and Sale of Customer Access Lines have executed it as of the date first above written.

BUYER:

ACCESS INTERGRATED NETWORKS, INC.

By:

Name:

Its:

SELLER:

TRINSIC COMMUNICATIONS, INC.

By:

Name:

Its:

EXHIBITS
and
SCHEDULES
to
AGREEMENT
For
PURCHASE AND SALE
of
CUSTOMER ACCESS LINES
DATED AS OF FEBRUARY 10, 2006
Between
TRINSIC COMMUNICATIONS, INC.
And
ACCESS INTERGRATED NETWORKS, INC.

Exhibit A      Assumption Agreement
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Assignment and Assumption Agreement”) is made and entered into on                                          _________, 2006, between Trinsic Communications, Inc., a Delaware Corporation (“Assignor”) and Access Integrated Networks, Inc., a Georgia Corporation (“Assignee”).
     WHEREAS, Assignor and Assignee are parties to that certain Agreement for Purchase and Sale of Customer Access Lines dated as of February         , 2006 (the “Purchase Agreement”), between Assignor and Assignee;
     WHEREAS, pursuant to Section 1.1 of the Purchase Agreement, Assignor has agreed to sell and the Assignee has agreed to purchase all of the Assignor’s right, title and interest in the Transferred Assets (as defined in the Purchase Agreement), including the Customer Contracts and Customer Access Lines (as defined in the Purchase Agreement) which include the Customer Access Lines as set for on Exhibit F of the Purchase Agreement; and
     WHEREAS, pursuant to Section 1.2 of the Purchase Agreement, Assignor has agreed to assign to Assignee and Assignee has agreed to assume, perform and discharge when due the Assumed Liabilities (as defined in the Purchase Agreement).
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
     1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement.
     2. Assignment. Effective as of the Closing Date, Assignor hereby assigns, conveys, sells and transfers to Assignee (i) all of Assignor’s right, title and interest in the Transferred Assets, including the Customer Contracts and Customer Access Lines, and (ii) all of the Assumed Liabilities.
     3. Assumption. Assignee hereby accepts the foregoing assignment and assumes and agrees to observe and perform all duties and obligations of Assignor or its affiliates arising under the Assumed Liabilities. Assignee assumes no liability of Assignor except the Assumed Liabilities. The parties hereto agree that any and all such liabilities, including the Retained Liabilities, shall remain the sole responsibility of Assignor.
     4. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to the parties’ representations, warranties, covenants, and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference. Assignor and Assignee acknowledge and agree that the representations, warranties, covenants and indemnities contained in the Purchase Agreement shall not be superseded by this Assignment and Assumption Agreement but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall govern.
     5. Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.
     6. Benefit and Assignment. This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.
     7. Counterparts. This Assignment and Assumption Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.
     8. Choice of Law. This Assignment and Assumption Agreement shall be interpreted according to the laws of the State of Delaware, excluding any choice of law provisions or conflict of law principles which would require reference to the laws of any other jurisdiction.
[SIGNATURE PAGE TO FOLLOW]

qq

     IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.
ASSIGNOR:
TRINSIC COMMUNICATIONS, INC.

By:

Name:

Title:

ASSIGNEE:
ACCESS INTERGRATED
NETWORKS, INC.

By:

Name:

Its:

Exhibit B
States Included as “On-Net” Lines

State	CLLI/CO
AL	ALBSALMA
AL	ALVLALMA
AL	ANTNALMT
AL	ANTNALOX
AL	ATHNALMA
AL	BRHMALVA
AL	BSMRALHT
AL	CLMNALFA
AL	CLMNALMA
AL	DCTRALMT
AL	DORAALMA
AL	FLRNALMA
AL	FTPYALMA
AL	GDSDALMT
AL	GTVLALNM
AL	HNVIALLW
AL	HNVIALMT
AL	HNVIALPW
AL	HNVIALUN
AL	HRTSALNM
AL	JSPRALMT
AL	KLLNALMA
AL	MDSNALNM
AL	MOLTALNM
AL	PHCYALMA
AL	RLVLALMA
AL	RRVLALMA
AL	SHFDALMT
AL	SYLCALMT
AL	TLDGALMA
AL	TSCLALMT
AL	TSCLALNO
FL	BCRTFLBT
FL	BCRTFLMA
FL	BCRTFLSA
FL	CCBHFLMA
FL	COCOFLMA
FL	COCOFLME
FL	DLBHFLMA
FL	DRBHFLMA
FL	EGLLFLBG
FL	EGLLFLIH
FL	FRBHFLFP
FL	FTLDFLCR
FL	FTLDFLCY
FL	FTLDFLJA

State	CLLI/CO
FL	FTLDFLMR
FL	FTLDFLOA
FL	FTLDFLPL
FL	FTLDFLSU
FL	FTPRFLMA
FL	GCSPFLCN
FL	JCVLFLSJ
FL	JCVLFLWC
FL	LKCYFLMA
FL	MLBRFLMA
FL	ORLDFLAP
FL	ORLDFLCL
FL	ORLDFLMA
FL	ORLDFLPC
FL	ORLDFLPH
FL	ORPKFLMA
FL	ORPKFLRW
FL	PLTKFLMA
FL	PMBHFLCS
FL	PMBHFLFE
FL	PMBHFLMA
FL	PNVDFLMA
FL	SNFRFLMA
FL	STAGFLMA
FL	STAGFLSH
FL	STRTFLMA
FL	TTVLFLMA
FL	VRBHFLMA
FL	WPBHFLAN
FL	WPBHFLGA
FL	WPBHFLGR
FL	WPBHFLHH
FL	WPBHFLLE
FL	WPBHFLRB
FL	WPBHFLRP
GA	AGSTGAAU
GA	AGSTGAFL
GA	AGSTGAMT
GA	AGSTGATH
GA	ALBYGAMA
GA	ALPRGAMA
GA	AMRCGAMA
GA	ATHNGAMA
GA	BRWKGAMA
GA	BUFRGABH
GA	CDTWGAMA
GA	CLHNGAES
GA	CLMBGAMT
GA	CLMBGAMW
GA	CMNGGAMA

State	CLLI/CO
GA	CNYRGAMA
GA	CORDGAMA
GA	CRTNGAMA
GA	CRVLGAMA
GA	CVTNGAMT
GA	DBLNGAMA
GA	ETTNGAES
GA	FRSYGAMA
GA	FTVYGAMA
GA	GRFNGAMA
GA	GSVLGAMA
GA	JCSNGAMA
GA	MACNGAGP
GA	MACNGAMT
GA	MACNGAVN
GA	MCDNGAGS
GA	MDSNGAMA
GA	NWNNGAMA
GA	POLRGAMA
GA	ROMEGATL
GA	RSWLGAMA
GA	SNVLGAES
GA	SSISGAES
GA	SVNHGABS
GA	SVNHGADE
GA	SVNHGAGC
GA	SVNHGAWB
GA	SVNHGAWI
GA	SYLVGAES
GA	TFTNGAMA
GA	THSNGAMA
GA	VDALGAMA
GA	VLDSGAMA
GA	WRRBGAMA
GA	WRTNGAMA
LA	ABVLLAMA
LA	BTRGLAGW
LA	BTRGLAIS
LA	BTRGLAMA
LA	BTRGLASB
LA	BTRGLASW
LA	BTRGLAWN
LA	CRNCLAMA
LA	CRWYLAMA
LA	CVTNLAMA
LA	DNSPLAMA
LA	HMNDLAMA
LA	HOUMLAMA
LA	KNNRLABR
LA	KNNRLAHN

State	CLLI/CO
LA	LFYTLAMA
LA	LFYTLAVM
LA	MINDLAMA
LA	MONRLAMA
LA	NWIBLAMA
LA	NWORLAMA
LA	NWORLAMT
LA	NWORLARV
LA	NWORLASW
LA	OPLSLATL
LA	PLQMLAMA
LA	SHPTLAMA
LA	SLIDLAMA
LA	THBDLAMA
LA	ZCHRLAMA
MS	ABRDMSES
MS	BTVLMSDS
MS	CLEVMSMA
MS	CLMBMSMA
MS	CRNTMSMA
MS	CSDLMSMA
MS	GNVLMSMA
MS	GNWDMSMA
MS	GRNDMSMA
MS	HLSPMSMA
MS	HRNNMSDS
MS	HTBGMSMA
MS	HTBGMSWE
MS	JCSNMSCP
MS	JCSNMSMB
MS	JCSNMSPC
MS	JCSNMSRW
MS	LARLMSMA
MS	MDSNMSES
MS	OXFRMSMA
MS	SKVLMSMA
MS	SNTBMSPS
MS	SOHNMSDC
MS	TUNCMSMA
MS	TUPLMSMA
MS	WSPNMSMA
NC	AHVLNCBI
NC	AHVLNCOH
NC	AHVLNCOT
NC	ARDNNCCE
NC	CARYNCCE
NC	CHRLNCBO
NC	CHRLNCCA
NC	CHRLNCCE
NC	DVSNNCPO

State	CLLI/CO
NC	GSTANCSO
NC	HNVLNCCH
NC	RLGHNCGL
NC	RLGHNCHO
NC	RLGHNCMO
NC	RLGHNCSI
NC	SHLBNCMA
SC	AIKNSCMA
SC	ARSNSCMA
SC	CHTNSCDP
SC	CHTNSCDT
SC	CHTNSCNO
SC	CLMASCCH
SC	CLMASCSA
SC	CLMASCSN
SC	CLMASCSW
SC	ESLYSCMA
SC	GFNYSCMA
SC	GNVLSCCH
SC	GNVLSCDT
SC	GNVLSCWR
SC	GRERSCMA
SC	MNPLSCES
SC	NAGSSCMA
SC	ORBGSCMA
SC	SENCSCMA
SC	SPBGSCBS
SC	SPBGSCMA
SC	SPBGSCVW
SC	SUVLSCMA
SC	WMTNSCPW
TN	ATHNTNMA
TN	BLVRTNMA
TN	BVWLTNMA
TN	CHTGTNBR
TN	CHTGTNDT
TN	CHTGTNRO
TN	CLEVTNMA
TN	CLMATNMA
TN	CLTNTNMA
TN	CLVLTNMA
TN	CMDNTNMA
TN	CRVLTNMA
TN	CVTNTNMT
TN	DKSNTNMT
TN	DYBGTNMA
TN	DYTNTNMA
TN	FYVLTNMA
TN	GALLTNMA
TN	GDVLTNMA

State	CLLI/CO
TN	GTBGTNMT
TN	HDVLTNMA
TN	HIMNTNMA
TN	HMBLTNMA
TN	HNSNTNMT
TN	JCSNTNMA
TN	JCSNTNNS
TN	KGTNTNMT
TN	KNVLTNFC
TN	KNVLTNMA
TN	KNVLTNWH
TN	KNVLTNYH
TN	LBNNTNMA
TN	LNCYTNMA
TN	LODNTNMA
TN	LRBGTNMA
TN	LWBGTNMA
TN	LXTNTNMA
TN	MAVLTNMA
TN	MCKNTNMA
TN	MDVITNMT
TN	MILNTNMA
TN	MMPHTNBA
TN	MMPHTNCT
TN	MMPHTNEL
TN	MMPHTNGT
TN	MMPHTNMA
TN	MMPHTNOA
TN	MMPHTNSL
TN	MNCHTNMA
TN	MRBOTNMA
TN	MRTWTNMA
TN	NWPTTNMT
TN	OKRGTNMT
TN	PARSTNMA
TN	PLSKTNMA
TN	RPLYTNMA
TN	SHVLTNMA
TN	SLMRTNMT
TN	SOVLTNMT
TN	SVNHTNMT
TN	SVVLTNMT
TN	SWTWTNMT
TN	TLLHTNMA
TN	TRTNTNMA
TN	WNCHTNMA

Exhibit C
Sellers Closing Certificates
TRINSIC COMMUNICATIONS, INC.
CLOSING CERTIFICATE
     Reference is made to the Agreement for Purchase and Sale of Customer Access Lines dated as of February 10, 2006 (the “Agreement”), between Trinsic Communications, Inc., a Delaware Corporation (“Seller”) and Access Integrated Networks, Inc., a Georgia Corporation (“Buyer”) All capitalized terms used herein without specific designation shall have the meaning set forth in the Agreement.
     Pursuant to Section 3.2.2 of the Agreement, the undersigned hereby certifies that:
     1. All representations and warranties of Seller contained in the Agreement are true and correct in all material respects as of the date hereof, except for those representations and warranties that are made expressly as of an earlier date, which were true and correct as of the date made.
     2. Seller has performed and complied with all covenants and agreements required or contemplated by the Transaction Documents to be performed by Seller on or prior to the Closing Date.

     IN WITNESS WHEREOF, the undersigned have each signed this certificate.
Dated:                                                             , 2006

TRINSIC COMMUNICATIONS, INC.

By:

Name:

Title:

Exhibit D     Buyer Closing Certificate
ACCESS INTERGRATED NETWORKS, INC.
CLOSING CERTIFICATE
     Reference is made to the Agreement for Purchase and Sale of Customer Access Lines dated as of February 10, 2006 (the “Agreement”), between Trinsic Communications, Inc., a Delaware Corporation (“Seller”) and Access Integrated Networks, Inc., a Georgia Corporation (“Buyer”) All capitalized terms used herein without specific designation shall have the meaning set forth in the Agreement.
     Pursuant to Section 3.3.2 of the Agreement, the undersigned hereby certifies that:
     1. All representations and warranties of Buyer contained in the Agreement are true and correct in all material respects as of the date hereof, except for those representations and warranties that are made expressly as of an earlier date, which were true and correct as of the date made.
     2. Buyer has performed and complied with all covenants and agreements required or contemplated by the Transaction Documents to be performed by Buyer on or prior to the Closing Date.

     IN WITNESS WHEREOF, the undersigned have each signed this certificate.
Dated:                                                             ,2005

ACCESS INTERGRATED NETWORKS, INC.

By:

Name:

Title:

Exhibit E       Press Release

FOR IMMEDIATE RELEASE	Contact:	Andrew Graham
Corporate Counsel
agraham@trinsic.com
(813) 233-4567
TRINSIC AGREES TO SELL LOCAL ACCESS LINES
TAMPA, Fl. — (February 13, 2006) — Trinsic, Inc. (OTCBB: TRIM), a leading provider of traditional and IP telephony services, announced today it has entered into a definitive agreement to sell approximately 43,000 local access lines to Access Integrated Networks, Inc., a privately-held telephone company headquartered in Macon, Georgia. The lines represent substantially all of Trinsic’s business and residential lines within BellSouth territories, including Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. Lines serving multi-unit enterprises were excluded from the sale. Trinsic said it expects to close the sale within several months pending regulatory approvals. Access Integrated Networks also agreed to utilize Trinsic’s voicemail platform for at least one year after the sale.
Trey Davis, Trinsic chief executive officer, remarked “We’re delighted to sign this agreement. Access Integrated Networks is a fine company that already has a large customer base in this region. The transition will be nearly seamless to end users. The sale will allow us to focus on territories where we have a higher density of customers and higher margins.”
Forward-Looking Statements
This news release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” and “projects” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in Trinsic’s periodic filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on Trinsic’s business, financial condition, and results of operations. Trinsic assumes no obligation to update these forward-looking statements.
About Trinsic
Trinsic offers consumers and businesses traditional and IP telephony services. Trinsic’s products include proprietary services such as Web-accessible, voice-activated calling and messaging features that are designed to meet customers’ communications needs intelligently and intuitively. Trinsic is a member of the Cisco Powered Network Program and makes its services available on a wholesale basis to other communications and utility companies, including Sprint. Trinsic, Inc. changed its name from Z-Tel Technologies, Inc. on January 3, 2005. For more information about Trinsic and its innovative services, please visit www.trinsic.com.
-MORE-

About Access Integrated Networks:
Access Integrated Networks provides a telecommunications alternative to small business customers in more than 1,000 communities in the Southeast. Founded in 1996 and headquartered in Macon, Ga., Access is a profitable, privately held Competitive Local Exchange Carrier (CLEC). For more information about Access Integrated Networks, please visit www.accesscomm.com.
-END-

Schedule 3.2.3
List of Customer Access Lines
See Attached Disk

Schedule 5.1.3
Required Approvals
None

Schedule 5.2.4
Required Approvals
None